Exhibit 10.3

PERFORMANCE STOCK UNIT GRANT NOTICE

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

Change Healthcare Inc., a Delaware corporation (the “Company”), pursuant to its 2019 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Performance Stock Units, which are Restricted Stock Units that are subject to the performance vesting conditions described herein (“Performance Stock Units” or “PSUs”) set forth below. The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	October __, 2020

Vesting Commencement Date:	June 17, 2020

Number of Performance Stock Units:	[Insert Total No. of PSUs Granted], consisting of:

[Insert 60% of Total PSUs granted] Tranche I PSUs (“Tranche I PSUs”); and

[Insert 40% of Total PSUs granted] Tranche II PSUs (“Tranche II PSUs”)

Vesting Schedule:	The PSUs will become earned (“Earned PSUs”) based on achievement of the Performance Conditions with respect to the Performance Period, in each case, as set forth below.

Performance Period: April 1, 2020 to March 31, 2023

Performance Condition:

The number of PSUs in each tranche that become Earned PSUs shall be based on the achievement of the Performance Conditions set forth below applicable to such tranche, with the number of PSUs earned in respect of such tranche equal to (x) the target number of PSUs in such tranche multiplied by (y) the applicable Percentage of Award Earned for such tranche (calculated as set forth below, rounded up to the nearest whole unit).

Tranche	Performance Condition	Threshold Level of Achievement	Target Level of Achievement	Moderate Level of Achievement	Maximum Level of Achievement
Tranche I PSUs	CAGR (Revenue)	0.9%	4.5%	5.5%	6.6%
Tranche II PSUs	CAGR (Adjusted EBITDA)	3.0%	4.8%	7.0%	9.1%

The Company may, in its good faith discretion, make such adjustments to the applicable “Threshold,” “Target,” “Moderate” or “Maximum” goals in the event of any material changes to strategy, acquisitions, divestures or unforeseen circumstances that were not contemplated at the outset of the Performance Period, subject in each case, to Committee approval.

Calculation of Number of Earned PSUs: Following the last day of the Performance Period, the Committee shall calculate the Percentage of Award Earned with respect to each tranche, based on the percentage specified below.

If actual performance with respect to any tranche is between (i) “Threshold” and the “Target” or the (ii) “Target” and “Maximum” levels of achievement, the Percentage of Award Earned shall be determined using linear interpolation (and rounded to the nearest whole percentage point) between such numbers. In the event that actual performance does not meet the Threshold Level of Achievement with respect to any tranche, the “Percentage of Award Earned” with respect to such tranche shall be zero percent (0%). All determinations with respect to whether and the extent to which a Performance Condition has been achieved shall be made by the Committee in its sole discretion. The applicable Performance Conditions shall not be achieved and the applicable PSUs shall not become Earned PSUs until the Committee certifies in writing the extent to which such Performance Conditions have been met (such date, the “Determination Date”).

Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Moderate	150%
Maximum	200%
Above Maximum	200%

Any PSUs which do not become Earned PSUs based on actual performance during the Performance Period shall be forfeited as of the last day of the Performance Period.

Definitions:

“Adjusted EBITDA” means the Company’s normal-course EBITDA as adjusted for specific items as determined by the Company, including, but not limited to, integration costs and other one-time expenses.

“Beginning Performance Measure” means, (i) with respect to Tranche I RSUs, the Company’s Revenue with respect to the Company’s fiscal year ended March 31, 2020 and (ii) with respect to Tranche II RSUs, the Company’s Adjusted EBITDA with respect to the Company’s fiscal year ended March 31, 2020.

“CAGR” shall mean compounded annual growth rate, and shall be expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) and shall be calculated for a performance period using the following formula:

“Ending Performance Measure” means, (i) with respect to Tranche I RSUs, the Company’s Revenue with respect to the Company’s fiscal year ended March 31, 2023 and (ii) with respect to Tranche II RSUs, the Company’s Adjusted EBITDA with respect to the Company’s fiscal year ended March 31, 2023.

“Revenue” means the Company’s Solutions Revenue.

“Solutions Revenue” means the Company’s annual revenue, excluding postage.

Vesting; Termination:

Provided the Participant has not undergone a Termination on or prior to the Determination Date, any PSUs that become Earned PSUs, if any, shall become vested on the Determination Date.

Notwithstanding the foregoing:

•   In the event that the Participant undergoes a Termination as a result of the Participant’s Disability or Retirement, in either case, prior to the end of the Performance Period, a prorated portion of the PSUs will remain outstanding and eligible to become Earned PSUs based on actual performance during the Performance Period, with such proration based on the number of days the Participant was employed during the Performance Period relative to the total number of days in the Performance Period. The Earned PSUs, if any, shall vest and become settled in accordance with Section 3 of the Performance Stock Unit Agreement within 30 days following the Determination Date.

•   In the event that the Participant undergoes a Termination as a result of the Participant’s death prior to the end of the Performance Period, all PSUs granted shall remain outstanding and eligible to become Earned PSUs based on actual performance during the Performance Period, and the Earned PSUs, if any, shall vest and become settled in accordance with Section 3 of the Performance Stock Unit Agreement within 30 days following the Determination Date.

•   In the event that the Participant undergoes a Termination other than (i) for Cause or (ii) a voluntary resignation by the Participant (other than a Retirement), in either case, following the end of the Performance Period, but prior to the Determination Date, the Earned PSUs, if any, shall vest and become settled in accordance with Section 3 of the Performance Stock Unit Agreement within 30 days following the Determination Date.

•   Notwithstanding the foregoing, in the event of a Change in Control, PSUs shall be converted into time-based vesting shares (the “Converted PSUs”) determined assuming achievement of a 100% payout (i.e. achievement of performance at Target level), which such Converted PSUs shall vest on the last day of the Performance Period and shall become settled in accordance with Section 3 of the Performance Stock Unit Agreement within 30 days following such date; provided, however, that, if, on or within the 12 months following the Change in Control but prior to the last day of the Performance Period, the Participant undergoes a Termination by the Service Recipient without Cause or by such Participant for Good Reason (as defined below), in each case, such Converted PSUs shall fully vest as of the date of such Termination and shall become settled in accordance with Section 3 of the Performance Stock Unit Agreement within 30 days following such date.

•   “Good Reason” means (i) a material diminution in the Participant’s authority, title, duties or responsibilities, or the assignment to the Participant of any duties inconsistent with the Participant’s position; (ii) a material reduction in the Participant’s base salary or target bonus opportunity; (iii) relocation by more than 50 miles of the Participant’s principal place of employment or service; or (iv) a material reduction in the level of employee benefits provided to the Participant.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

CHANGE HEALTHCARE INC.	PARTICIPANT[1]

By:
Title:

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

PERFORMANCE STOCK UNIT AGREEMENT

UNDER THE

CHANGE HEALTHCARE INC.

2019 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Stock Units Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Change Healthcare Inc. 2019 Omnibus Incentive Plan (the “Plan”), Change Healthcare Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with each Performance Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Performance Stock Unit). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice. With respect to any Performance Stock Unit, the period of time that such Performance Stock Unit remains subject to vesting shall be its Restricted Period.

3. Settlement of Performance Stock Units. Subject to the proviso to Section 9(d)(ii) of the Plan, as soon as reasonable practicable (and in any event, within 30 days) following the Determination Date (as defined in the Grant Notice), the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding vested Performance Stock Unit.

4. Treatment of Performance Stock Units Upon Termination. Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:

(a) all vesting with respect to the Performance Stock Units shall cease (after taking into account vesting of Performance Stock Units as set forth in the Grant Notice); and

(b) the unvested Performance Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Company; Participant.

(a) The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Board, the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

7. Rights as Stockholder. The Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Dividend Equivalents. The Performance Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying Performance Stock Units to which such dividend equivalents relate are settled in accordance with Section 3 above. For the avoidance of doubt, dividend equivalents accrued in respect of Performance Stock Units shall only be paid to the extent the underlying Performance Stock Unit vests and is settled, and to the extent that any Performance Stock Units are forfeited and not vested, the Participant shall have no right to such dividend equivalent payments.

9. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by the Participant with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).

10. Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12. Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Section 409A of the Code. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

16. Exhibit for Non U.S. Participants. If the Participant is residing and/or working outside of the United States, the Performance Stock Units shall be subject to any special provisions set forth in Exhibit A to this Performance Stock Unit Agreement. If the Participant becomes based outside the United States while holding any Performance Stock Units, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Performance Stock Unit Agreement.

17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement, the Plan shall govern and control.